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                                                                    Exhibit 23-b




                                    CONSENT OF EXPERT


      I consent to the references to me under the headings "Item 1. Business - Environmental Matters" and "Item 3. Legal Proceedings" in the Annual Report on Form 10-K of Meritor Automotive, Inc. ("Meritor") for the year ended September 30, 1999. I also consent to the incorporation by reference of such references into Meritor's Registration Statement on Form S-8 (Registration No. 333-35403) pertaining to the Meritor Savings Plan; and Meritor's Registration Statement on Form S-8 (Registration No. 333-35407) pertaining to the Meritor 1997 Long-Term Incentives Plan.




                                               /s/ Vernon G. Baker, II
                                               ------------------------
                                                   Vernon G. Baker, II
                                                  Senior Vice President,
                                             General Counsel and Secretary of
                                                 Meritor Automotive, Inc.

Date:  December 20, 1999